Exhibit 2.3

F970331000889

MAR. 31, 1997 10:52AM P 4

FROM : ACCELERATED INFO AND DOCUMENT	PHONE NO.: 518 434 3641

AIDF-24

CERTIFICATE OF AMENDMENT

of the

CERTIFICATED OF INCORPORATION

of

LYONS BANCORP, INC.

 Under Section 805 of the

Business Corporation Law

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned John J. werner, Jr. and Shirley A. Sharpe, being respectively the President & CEO and Secretary of the Lyons Bancorp, Inc., do hereby certify as follows:

1.	The name of the corporation is LYONS BANCORP, inc.

2.	The Certification of Incorporation of the corporation was filed by the Department of State of the State of New York on April 15, 1987.

3.	Paragraph (4) of the Certificate of Incorporation of the corporation, which sets forth the aggregate number of shares which the corporation shall have the authority to issue, is hereby amended so as to (a) change the authorized shares of the corporation from 20,250shares, having a par value of $10.00 per share (“Old Shares”), into 500,000 common shares, having a par value of $.50 per share (“New Shares”), and (b) change each of the 15,200 presently issued Old Shares into 20 New Shares (304,000 common shares in the aggregate). As a result of the foregoing changes, the there will be 196,000 authorized and unissued New Shares in place of 5,050 authorized and unissued Old Shares. The stated capital of the corporation will not be changed as a result of the amendment. In order to effect such changes in the corporation’s shares, paragraph (4) of the Certificate of Incorporation of the corporation, as heretofore amended, is hereby amended to read in entirety as follows:

“(4) The total number of shares which the corporation shall have the authority to issue is 500,000 common shares, par value $.50 per share.

MAR. 31, 1997 10:52AM P 5

FROM : ACCELERATED INFO AND DOCUMENT	PHONE NO.: 518 434 3641

4.	The foregoing amendment of the Certificate of Incorporation was authorized by the affirmative vote of the Board of Directors of the corporation followed by the affirmative vote of the holders of a majority of all outstanding common shares of the corporation entitled to vote thereon at a meeting of the shareholders duly called and held on the 26th day of March 1997.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirmed the statements made herein as true under the penalties of perjury this 26 day of March 1997.

/s/ John J. Werner
John J. Werner, Jr., President & CEO

/s/ Shirley A. Sharpe
Shirley A. Sharpe, Secretary

MAR. 31, 1997 10:53AM P 6

FROM : ACCELERATED INFO AND DOCUMENT	PHONE NO.: 518 434 3641

F970331000889

AIDF-24

CERTIFICATE OF

AMENDMENT

OF

LYONS BANCORP, INC.

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED MAR 31 1997
TAX $	23.75
BY:	[ILLEGIBLE]
Wayne
AIDF-24
BILLED

Filed by:

Khristine E. Peacock

Accelerated Information & Document Filing, Inc.

90 State Street, Suite 836

Albany, New York 12207

970331000908